Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Record Third Quarter Sales and Earnings; Delivers 12.2% Increase in Same Store Sales and Raises Full Year Guidance
•Consolidated same store sales for the third quarter increased 12.2% on top of a 23.2% increase in the third quarter of 2020 and a 6.0% increase in the third quarter of 2019
•Company delivered third quarter 2021 earnings per diluted share of $2.78 and non-GAAP earnings per diluted share of $3.19, up 51% and 59% respectively versus earnings per diluted share of $1.84 and non-GAAP earnings per diluted share of $2.01 during the third quarter of 2020
•Company raises its full year 2021 earnings per diluted share guidance to $12.88 to 13.06 and raises its full year 2021 non-GAAP earnings per diluted share guidance to $14.60 to 14.80
PITTSBURGH, November 23, 2021 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended October 30, 2021.
Third Quarter Results
Net sales for the third quarter of 2021 were $2.75 billion, an increase of 13.9% compared to the third quarter of 2020 and a 40.0% increase compared to the third quarter of 2019. Consolidated same store sales for the third quarter of 2021 increased 12.2%, which followed consolidated same store sales increases of 23.2% in the third quarter of 2020 and 6.0% in the third quarter of 2019. eCommerce sales increased 97% compared to the third quarter of 2019 and 1% compared to the third quarter of 2020. eCommerce penetration has grown from 13% of total net sales in the third quarter of 2019 to 19% for the third quarter of 2021. eCommerce penetration was approximately 21% in the third quarter of 2020.
Driven by strong sales and gross margin rate expansion, the Company reported consolidated net income for the third quarter ended October 30, 2021 of $316.5 million, or $2.78 per diluted share. The Company reported consolidated net income for the third quarter ended October 31, 2020 of $177.2 million, or $1.84 per diluted share, which included approximately $48 million of pre-tax expenses in response to COVID-19. The Company reported consolidated net income for the third quarter ended November 2, 2019 of $57.6 million, or $0.66 per diluted share.
On a non-GAAP basis, the Company reported consolidated net income for the quarter ended October 30, 2021 of $322.2 million, or $3.19 per diluted share, compared to consolidated net income of $182.2 million, or $2.01 per diluted share, for the quarter ended October 31, 2020. For the quarters ended October 30, 2021 and October 31, 2020, non-GAAP consolidated net income excluded non-cash amortization of the debt discount associated with the Company's convertible senior notes and included the share impact of the convertible note hedge purchased by the Company, which is antidilutive for GAAP purposes. For the third quarter ended November 2, 2019, the Company reported non-GAAP consolidated net income of $44.8 million, or $0.52 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."
"Our strategies continue to work as we reimagine the athlete experience in our core business and with new concepts. As we said before, we believe this will be the most transformational year in our history, and we expect to continue this transformation into 2022. I couldn't be more excited about the future of DICK'S Sporting Goods," said Ed Stack, Executive Chairman.
“We are extremely pleased to announce a record third quarter in which we delivered significant sales and earnings growth over both last year and 2019. Consumer demand remained strong, and our differentiated product assortment continued to drive exceptional sales and merchandise margin momentum. I'd like to thank all of our teammates for their hard work and commitment to DICK'S Sporting Goods, which helped make this performance possible," said Lauren Hobart, President and Chief Executive Officer. "Our fourth quarter is off to a strong start, and we are pleased to increase our full year outlook for the third time this year. Looking ahead, we remain very confident in the longer-term prospects of our business."

Balance Sheet

The Company ended the third quarter of 2021 with approximately $1.37 billion in cash and cash equivalents and no outstanding borrowings under its $1.855 billion revolving credit facility.

Total inventory increased 7.3% at the end of the third quarter of 2021 compared to the end of the third quarter of 2020.

Year-to-Date Results

Net sales for the 39 weeks ended October 30, 2021 were $8.94 billion, an increase of 38.4% compared to the 39 weeks ended October 31, 2020 and a 45.6% increase compared to the 39 weeks ended November 2, 2019. Consolidated same store sales for the 39 weeks ended October 30, 2021 increased 36.6% compared to the 2020 period, which followed a consolidated same store sales increase of 5.8% for the 2020 period and a 3.1% increase for the 2019 period. eCommerce sales increased 115% compared to the 39 weeks ended November 2, 2019, and as expected, eCommerce sales decreased 8% compared to the 39 weeks ended October 31, 2020, which included a period of temporary store closures in March, April and May. eCommerce penetration has grown from 13% of total net sales in the 2019 period to 19% in the 2021 period. eCommerce penetration was approximately 28% in the 39 weeks ended October 31, 2020.
Driven by strong sales and gross margin rate expansion, the Company reported consolidated net income for the 39 weeks ended October 30, 2021 of $1.17 billion, or $10.70 per diluted share, compared to consolidated net income for the 39 weeks ended October 31, 2020 of $310.6 million, or $3.44 per diluted share. The Company incurred approximately $15 million of pre-tax incremental safety costs in response to COVID-19 during the 39 weeks ended October 30, 2021. During last year's period, the Company incurred approximately $124 million of pre-tax expenses in response to COVID-19. The Company reported consolidated net income for the 39 weeks ended November 2, 2019 of $227.6 million, or $2.53 per diluted share.
On a non-GAAP basis, the Company reported consolidated net income of $1.19 billion, or $12.06 per diluted share, for the 39 weeks ended October 30, 2021, and consolidated net income of $321.3 million, or $3.65 per diluted share, for the 39 weeks ended October 31, 2020. For the periods ended October 30, 2021 and October 31, 2020, non-GAAP consolidated net income excluded non-cash amortization of the debt discount associated with the Company's convertible senior notes and included the share impact of the convertible note hedge purchased by the Company, which is antidilutive for GAAP purposes. For the 39 weeks ended November 2, 2019, the Company reported non-GAAP consolidated net income of $215.8 million, or $2.39 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

Capital Allocation
On November 22, 2021, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.4375 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on December 29, 2021 to stockholders of record at the close of business on December 10, 2021.
The Company paid over $500 million in dividends to stockholders during the 13 weeks ended October 30, 2021, which included the previously announced special dividend of $5.50 per share on the Company's Common Stock and Class B Common Stock.
During the third quarter of 2021, the Company repurchased 2.17 million shares of its common stock at an average price of $125.80 per share, for a total cost of $273.4 million, under its share repurchase program. For the 39 weeks ended October 30, 2021, the Company repurchased 4.0 million shares of common stock at an average price of $106.21 per share, for a total cost of $426.1 million. The Company has $605.1 million remaining under its authorization that extends through June 2024.
For the 39 weeks ended October 30, 2021, capital expenditures totaled $231.1 million on a gross basis, or $203.4 million net of construction allowances provided by landlords. For the 39 weeks ended October 31, 2020, capital expenditures totaled $156.4 million on a gross basis, or $114.1 million net of construction allowances provided by landlords.

Full Year 2021 Outlook

The Company's Full Year Outlook for 2021 is presented below:

			2021 Outlook
			Low End	High End	Midpoint % Change
(in millions, except per share amounts)	2019	2020	2021 (E)		vs 2019	vs 2020
Net Sales	$8,751	$9,584	$12,120	$12,190	39%	27%
Consolidated same store sales	3.7%	9.9%	24.0%	25.0%

Income before income taxes	$408	$712	$1,860	$1,890	360%	163%
% of Net Sales	4.7%	7.4%	15.3%	15.5%
Income before income taxes - non-GAAP	$440	$733	$1,890	$1,920	333%	160%
% of Net Sales - non-GAAP	5.0%	7.6%	15.6%	15.8%

Earnings per diluted share	$3.34	$5.72	$12.88	$13.06	288%	127%
Earnings per diluted share - non-GAAP	$3.69	$6.12	$14.60	$14.80	298%	140%
Weighted average diluted shares	89	93	110.5	110.5
Weighted average diluted shares - non-GAAP	89	89	99.0	99.0

Gross capital expenditures	$217	$224	$370	$395
Net capital expenditures	$180	$167	$300	$325

•Due to the uneven nature of sales and earnings in 2020, the Company planned 2021 off of a 2019 baseline and for the same reason believes it is important to compare 2021 against both 2019 and 2020.
•The Company’s non-GAAP outlook for 2021 and its non-GAAP results for 2020 exclude amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company. Non-GAAP results for 2019 exclude hunt restructuring charges, a gain on the sale of subsidiaries, non-cash asset impairments and the favorable settlement of a litigation contingency.
•As a result of actions taken to support its teammates as well as impacts from its temporary store closures in 2020, the Company incurred approximately $175 million of pre-tax incremental teammate compensation and safety costs. Through the first nine months of fiscal 2021, the Company has incurred approximately $15 million of COVID-related safety costs.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include consolidated non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP income before income taxes, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management believes that excluding non-cash debt discount amortization from its convertible senior notes and including the share impact from the convertible note hedge is useful to investors because it provides a more complete view of the economics of the transaction. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Fiscal 2021 Consolidated Same Store Sales
Consolidated same store sales include stores that were temporarily closed during fiscal 2020 as a result of the COVID-19 pandemic. The method of calculating consolidated same store sales varies across the retail industry, including the treatment of temporary store closures as a result of COVID-19. Accordingly, our method of calculating this metric may not be the same as other retailers’ methods. For additional information on consolidated same store sales, please see our most recent Annual Report on Form 10-K for the fiscal year ended January 30, 2021, filed with the Securities and Exchange Commission on March 24, 2021.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2021 outlook for earnings and sales; capital expenditures; share repurchases and dividends; and anticipated store openings, relocations, and closures.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the impact on our business, operations and financial results due to the duration and scope of the COVID-19 pandemic, including the potential impact due to disruptions in our vendors' supply chains and due to restrictions imposed by federal, state, and local governments in response to increases in the number of COVID-19 cases in areas in which we operate; changes in consumer discretionary spending; the extent to which changes in consumer demand due to the COVID-19 pandemic will continue and whether new trends will emerge after the impact of the COVID-19 pandemic subsides; store closures and other impacts to our business resulting from civil disturbances; investments in omni-channel growth not producing the anticipated benefits within the expected time-frame or at all; risks relating to private brands and new retail concepts; investments in business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; the amount devoted to strategic investments and the timing and success of those investments; inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; the impact of a high rate of inflation on our business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, or tariffs; limitations on the availability of attractive retail store sites; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; increasing direct competition from vendors, and increasing product costs due to various reasons, including foreign trade issues, currency exchange rate fluctuations, and increasing prices for raw materials due to inflation; the loss of key personnel, including Edward W. Stack, Executive Chairman, or Lauren Hobart, President and Chief Executive Officer; developments with sports leagues, professional athletes or sports superstars, including disruptions and cancellations due to COVID-19; weather-related disruptions and seasonality of the Company's business; and risks associated with being a controlled company.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 24, 2021 and our Quarterly Report filed with the SEC on August 25, 2021. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of October 30, 2021, the Company operated 734 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a combination of its dedicated teammates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, DICK’S also owns and operates Golf Galaxy, Field & Stream and Public Lands specialty stores, as well as GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming. DICK'S offers its products through a dynamic eCommerce platform that is integrated with its store network and provides athletes with the convenience and expertise of a 24-hour storefront. For more information, visit the Investor Relations page at dicks.com.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	October 30, 2021	% of Sales	October 31, 2020	% of Sales(2)	November 2, 2019 (1)	% of Sales(2)

Net sales	$2,747,647	100.00%	$2,412,112	100.00%	$1,962,204	100.00%
Cost of goods sold, including occupancy and distribution costs	1,691,071	61.55	1,569,938	65.09	1,381,562	70.41

GROSS PROFIT	1,056,576	38.45	842,174	34.91	580,642	29.59

Selling, general and administrative expenses	631,943	23.00	591,117	24.51	531,704	27.10
Pre-opening expenses	4,765	0.17	4,964	0.21	3,313	0.17

INCOME FROM OPERATIONS	419,868	15.28	246,093	10.20	45,625	2.33

(Gain) Loss on sale of subsidiaries	—	—	—	—	(33,779)	(1.72)
Interest expense	13,789	0.50	12,769	0.53	4,278	0.22
Other (income) expense	(1,748)	(0.06)	(3,746)	(0.16)	(2,020)	(0.10)

INCOME BEFORE INCOME TAXES	407,827	14.84	237,070	9.83	77,146	3.93

Provision for income taxes	91,314	3.32	59,854	2.48	19,562	1.00

NET INCOME	$316,513	11.52%	$177,216	7.35%	$57,584	2.93%

EARNINGS PER COMMON SHARE:
Basic	$3.79		$2.10		$0.68
Diluted	$2.78		$1.84		$0.66

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	83,537		84,422		85,048
Diluted	113,664		96,571		86,601

(1) Due to the uneven nature of sales and earnings in 2020, the Company planned 2021 off of a 2019 baseline and believes it is important to compare 2021 against both 2019 and 2020.

(2) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	October 30, 2021	% of Sales	October 31, 2020	% of Sales	November 2, 2019 (1)	% of Sales (2)

Net sales	$8,941,208	100.0%	$6,458,712	100.0%	$6,142,093	100.0%
Cost of goods sold, including occupancy and distribution costs	5,488,928	61.39	4,460,336	69.06	4,320,571	70.34

GROSS PROFIT	3,452,280	38.61	1,998,376	30.94	1,821,522	29.66

Selling, general and administrative expenses	1,880,505	21.03	1,537,371	23.80	1,539,934	25.07
Pre-opening expenses	12,545	0.14	9,728	0.15	4,887	0.08

INCOME FROM OPERATIONS	1,559,230	17.44	451,277	6.99	276,701	4.50

(Gain) Loss on sale of subsidiaries	—	—	—	—	(33,779)	(0.55)
Interest expense	40,971	0.46	35,496	0.55	12,909	0.21
Other (income) expense	(15,893)	(0.18)	(4,731)	(0.07)	(10,340)	(0.17)

INCOME BEFORE INCOME TAXES	1,534,152	17.16	420,512	6.51	307,911	5.01

Provision for income taxes	360,374	4.03	109,875	1.70	80,268	1.31

NET INCOME	$1,173,778	13.13%	$310,637	4.81%	$227,643	3.71%

EARNINGS PER COMMON SHARE:
Basic	$13.93		$3.69		$2.57
Diluted	$10.70		$3.44		$2.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	84,266		84,095		88,671
Diluted	109,648		90,430		90,130

(1) Due to the uneven nature of sales and earnings in 2020, the Company planned 2021 off of a 2019 baseline and for the same reason believes it is important to compare 2021 against both 2019 and 2020.

(2) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	October 30, 2021	October 31, 2020	January 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,372,892	$1,059,994	$1,658,067
Accounts receivable, net	89,479	77,212	53,149
Income taxes receivable	683	5,453	6,396
Inventories, net	2,490,438	2,319,992	1,953,568
Prepaid expenses and other current assets	92,673	82,648	88,470
Total current assets	4,046,165	3,545,299	3,759,650

Property and equipment, net	1,314,567	1,336,676	1,300,265
Operating lease assets	2,070,135	2,177,006	2,149,913
Intangible assets, net	87,195	91,585	90,051
Goodwill	245,857	245,857	245,857
Deferred income taxes	42,862	27,717	51,475
Other assets	192,498	141,350	155,648
TOTAL ASSETS	$7,999,279	$7,565,490	$7,752,859

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,399,716	$1,394,904	$1,258,093
Accrued expenses	522,010	449,304	518,134
Operating lease liabilities	478,674	474,803	472,670
Income taxes payable	28,430	24,805	40,997
Deferred revenue and other liabilities	239,472	193,956	260,304
Total current liabilities	2,668,302	2,537,772	2,550,198
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Convertible senior notes due 2025	441,186	411,256	418,493
Long-term operating lease liabilities	2,135,515	2,310,318	2,259,308
Other long-term liabilities	223,459	184,505	185,326
Total long-term liabilities	2,800,160	2,906,079	2,863,127
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	586	608	612
Class B common stock	237	239	237
Additional paid-in capital	1,476,701	1,415,909	1,442,298
Retained earnings	3,647,621	2,873,263	3,064,702
Accumulated other comprehensive income (loss)	9	(114)	(49)
Treasury stock, at cost	(2,594,337)	(2,168,266)	(2,168,266)
Total stockholders' equity	2,530,817	2,121,639	2,339,534
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,999,279	$7,565,490	$7,752,859

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	39 Weeks Ended
	October 30, 2021	October 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,173,778	$310,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	237,666	239,666
Amortization of convertible notes discount and issuance costs	22,693	14,345
Non-cash lease costs	(80,734)	(1,199)
Deferred income taxes	8,613	(22,492)
Stock-based compensation	39,380	35,631
Changes in assets and liabilities:
Accounts receivable	(20,655)	(12,099)
Inventories	(536,870)	(121,435)
Prepaid expenses and other assets	(7,995)	(384)
Accounts payable	194,084	381,383
Accrued expenses	(13,918)	30,035
Income taxes payable / receivable	(6,854)	14,659
Construction allowances provided by landlords	27,677	42,314
Deferred revenue and other liabilities	(30,219)	6,454
Net cash provided by operating activities	1,006,646	917,515
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(231,087)	(156,444)
Proceeds from sale of other assets	9,671	—
Deposits and other investing activities	(19,130)	(96)
Net cash used in investing activities	(240,546)	(156,540)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	—	1,291,700
Revolving credit repayments	—	(1,515,800)
Proceeds from issuance of convertible notes	—	575,000
Payments for purchase of bond hedges	—	(161,057)
Proceeds from issuance of warrants	—	105,225
Transaction costs paid in connection with convertible notes issuance	—	(17,396)
Payments on other long-term debt and finance lease obligations	(553)	(612)
Proceeds from exercise of stock options	24,930	25,472
Minimum tax withholding requirements	(29,893)	(3,911)
Cash paid for treasury stock	(426,111)	—
Cash dividends paid to stockholders	(567,245)	(80,874)
(Decrease) increase in bank overdraft	(52,461)	11,932
Net cash (used in) provided by financing activities	(1,051,333)	229,679
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	58	6
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(285,175)	990,660
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,658,067	69,334
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,372,892	$1,059,994

Store Count and Square Footage
The stores that opened during the third quarter of 2021 are as follows:

Store	Market	Concept
Chicago Ridge, IL	Chicago	DICK'S Sporting Goods
Grand Junction, CO	Grand Junction	DICK'S Sporting Goods
Norridge, IL	Chicago	DICK'S Sporting Goods
Framingham, MA	Boston	Golf Galaxy
Cranberry, PA	Pittsburgh	Public Lands
Polaris, OH	Columbus	Public Lands
Orland Park, IL	Chicago	Outlet Store
Olathe, KS	Kansas City	Outlet Store
Royal Palm Beach, FL	West Palm Beach	Outlet Store

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:
Store Count:

	Fiscal 2021			Fiscal 2020
	DICK'S Sporting Goods (1)	Specialty Concept Stores (2)	Total	DICK'S Sporting Goods	Specialty Concept Stores (2)	Total
Beginning stores	728	126	854	726	124	850
Q1 New stores	2	—	2	1	2	3
Q2 New stores	1	1	2	—	3	3
Q3 New stores	3	6	9	6	5	11
Closed stores	—	1	1	1	5	6
Ending stores	734	132	866	732	129	861

Relocated stores	9	—	9	12	3	15
Square Footage:
(in millions)

	DICK'S Sporting Goods (1)	Specialty Concept Stores (2)	Total (3)
Q1 2020	38.4	3.4	41.8
Q2 2020	38.4	3.5	41.9
Q3 2020	38.7	3.6	42.3
Q4 2020	38.5	3.5	42.0
Q1 2021	38.7	3.4	42.1
Q2 2021	38.8	3.5	42.3
Q3 2021	38.9	3.7	42.7

(1)Includes two new DICK'S House of Sport stores which were relocations of former DICK'S Sporting Goods stores.
(2)Includes the Company's Golf Galaxy, Field & Stream and Public Lands stores, as well as the Company's outlet stores, excluding temporary locations. In some markets the Company operates DICK'S Sporting Goods stores adjacent to its specialty concept stores on the same property with a pass-through for customers. The Company refers to this format as a "combo store" and includes combo store openings within both the DICK'S Sporting Goods and specialty concept store reconciliations, as applicable. As of October 30, 2021, the Company operated 29 combo stores.
(3)Column may not add due to rounding.

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED
(in thousands, except per share amounts)

Non-GAAP Net Income and Earnings Per Share Reconciliations
(in thousands, except per share amounts)

	13 Weeks Ended October 30, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$419,868	$13,789	$407,827	$316,513	113,664	$2.78
% of Net Sales	15.28%	0.50%	14.84%	11.52%
Convertible senior notes (1)	—	(7,731)	7,731	5,720	(12,794)
Non-GAAP Basis	$419,868	$6,058	$415,558	$322,233	100,870	$3.19
% of Net Sales	15.28%	0.22%	15.12%	11.73%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

	39 Weeks Ended October 30, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$1,559,230	$40,971	$1,534,152	$1,173,778	109,648	$10.70
% of Net Sales	17.44%	0.46%	17.16%	13.13%
Convertible senior notes (1)	—	(22,693)	22,693	16,793	(10,896)
Non-GAAP Basis	$1,559,230	$18,278	$1,556,845	$1,190,571	98,752	$12.06
% of Net Sales	17.44%	0.20%	17.41%	13.32%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

	13 Weeks Ended October 31, 2020

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$246,093	$12,769	$237,070	$177,216	96,571	$1.84
% of Net Sales	10.20%	0.53%	9.83%	7.35%
Convertible senior notes (1)	—	(6,683)	6,683	4,945	(5,976)
Non-GAAP Basis	$246,093	$6,086	$243,753	$182,161	90,595	$2.01
% of Net Sales	10.20%	0.25%	10.11%	7.55%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	39 Weeks Ended October 31, 2020

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$451,277	$35,496	$420,512	$310,637	90,430	$3.44
% of Net Sales	6.99%	0.55%	6.51%	4.81%
Convertible senior notes (1)	—	(14,345)	14,345	10,615	(2,365)
Non-GAAP Basis	$451,277	$21,151	$434,857	$321,252	88,065	$3.65
% of Net Sales	6.99%	0.33%	6.73%	4.97%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company. This amount includes $1.1 million of amortization recognized in the fiscal quarter ended May 2, 2020.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	13 Weeks Ended November 2, 2019

	Selling, general and administrative expenses	Income from operations	Gain on sale of subsidiaries	Income before income taxes	Net income (4)	Earnings per diluted share
GAAP Basis	$531,704	$45,625	$(33,779)	$77,146	$57,584	$0.66
% of Net Sales	27.10%	2.33%	(1.72)%	3.93%	2.93%
Gain on sale of subsidiaries (1)	—	—	33,779	(33,779)	(24,996)
Hunt restructuring charges (2)	(8,938)	8,938	—	8,938	6,614
Non-cash asset impairment (3)	(7,630)	7,630	—	7,630	5,646
Non-GAAP Basis	$515,136	$62,193	$—	$59,935	$44,848	$0.52
% of Net Sales	26.25%	3.17%	—%	3.05%	2.29%

(1)Gain on sale of Blue Sombrero and Affinity Sports subsidiaries.
(2)Charge related to the Company's exit from eight Field & Stream stores, which were subleased to Sportsman’s Warehouse.
(3)Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.
(4)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	39 Weeks Ended November 2, 2019

	Selling, general and administrative expenses	Income from operations	Gain on sale of subsidiaries	Income before income taxes	Net income (5)	Earnings per diluted share
GAAP Basis	$1,539,934	$276,701	$(33,779)	$307,911	$227,643	$2.53
% of Net Sales	25.07%	4.50%	(0.55)%	5.01%	3.71%
Gain on sale of subsidiaries (1)	—	—	33,779	(33,779)	(24,996)
Hunt restructuring charges (2)	(8,938)	8,938	—	8,938	6,614
Non-cash asset impairment (3)	(15,253)	15,253	—	15,253	11,287
Litigation contingency settlement (4)	6,411	(6,411)	—	(6,411)	(4,744)
Non-GAAP Basis	$1,522,154	$294,481	$—	$291,912	$215,804	$2.39
% of Net Sales	24.78%	4.79%	—%	4.75%	3.51%

(1)Gain on sale of Blue Sombrero and Affinity Sports subsidiaries.
(2)Charge related to the Company's exit from eight Field & Stream stores, which were subleased to Sportsman's Warehouse.
(3)Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.
(4)Favorable settlement of a previously accrued litigation contingency.
(5)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	52 Weeks Ended January 30, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$741,477	$48,812	$711,735	$530,251	92,639	$5.72
% of Net Sales	7.74%	0.51%	7.43%	5.53%
Convertible senior notes (1)	—	(21,581)	21,581	15,970	(3,460)
Non-GAAP Basis	$741,477	$27,231	$733,316	$546,221	89,179	$6.12
% of Net Sales	7.74%	0.28%	7.65%	5.70%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company. This amount includes $1.1 million of amortization recognized in the fiscal quarter ended May 2, 2020.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	52 Weeks Ended February 1, 2020
	Gross profit	Selling, general and administrative expenses	Income from operations	Gain on sale of subsidiaries	Income before income taxes	Net income (5)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$2,554,558	$2,173,677	$375,613	$(33,779)	$407,704	$297,462	89,066	$3.34
% of Net Sales	29.19%	24.84%	4.29%	(0.39)%	4.66%	3.40%
Hunt restructuring charges (1)	13,135	(44,588)	57,723	—	57,723	50,072
Gain on sale of subsidiaries (2)	—	—	—	33,779	(33,779)	(24,996)
Other asset impairments (3)	—	(15,253)	15,253	—	15,253	11,287
Litigation contingency settlement (4)	—	6,411	(6,411)	—	(6,411)	(4,744)
Non-GAAP Basis	$2,567,693	$2,120,247	$442,178	$—	$440,490	$329,081	89,066	$3.69
% of Net Sales	29.34%	24.23%	5.05%	—%	5.03%	3.76%

(1)Hunt restructuring charges of $57.7 million included $35.7 million of non-cash impairments of a trademark and store assets, a $13.1 million write-down of inventory and an $8.9 million charge related to our exit from eight Field & Stream stores in the third quarter, which were subleased to Sportsman’s Warehouse.
(2)Gain on sale of Blue Sombrero and Affinity Sports subsidiaries.
(3)Non-cash impairment charges to reduce the carrying value of a corporate aircraft to its fair market value, which was subsequently sold.
(4)Favorable settlement of a previously accrued litigation contingency.
(5)Except for the impairment of the trademark, the provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate. The trademark impairment charge of $28.3 million was not deductible for tax purposes.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 30, 2021	October 31, 2020
Gross capital expenditures	$(231,087)	$(156,444)
Construction allowances provided by landlords	27,677	42,314
Net capital expenditures	$(203,410)	$(114,130)

Reconciliation of Non-GAAP Consolidated Net Income and Earnings Per Diluted Share Guidance
(in millions, except per share amounts)

	52 Weeks Ended January 29, 2022
	Low End				High End

	Income before income taxes	Net income (2)	Weighted average diluted shares	Earnings per diluted share	Income before income taxes	Net income (2)	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$1,860	$1,423	110.5	$12.88	$1,890	$1,443	110.5	$13.06
Convertible senior notes (1)	30	22	(11.5)		30	22	(11.5)
Non-GAAP Basis	$1,890	$1,445	99.0	$14.60	$1,920	$1,465	99.0	$14.80
% of Net Sales	15.6%	11.9%			15.8%	12.0%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.